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                                                                      EXHIBIT 2

                          PLAN AND AGREEMENT OF MERGER
                                       OF
                       NANOPHASE TECHNOLOGIES CORPORATION
                            AN ILLINOIS CORPORATION

                                 WITH AND INTO

                 NANOPHASE TECHNOLOGIES CORPORATION OF DELAWARE
                             A DELAWARE CORPORATION

         SECTION 1. AGREEMENT TO MERGE. Nanophase Technologies Corporation, an Illinois corporation ("NTC-ILLINOIS"), shall be merged into Nanophase Technologies Corporation of Delaware, a Delaware corporation ("NTC-DELAWARE"), in accordance with applicable provisions of the laws of Illinois and Delaware. NTC-Delaware shall be the surviving corporation.

         SECTION 2.  TERMS AND CONDITIONS.

         2.1 The terms and conditions of the merger and the mode of carrying the merger into effect are as follows.

         2.2 NTC-Illinois and NTC-Delaware shall become a single corporation which shall be NTC-Delaware, the surviving corporation. The separate existence of NTC-Illinois shall cease but the existence of NTC-Delaware shall continue.

         2.3 NTC-Delaware shall possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of NTC-Delaware and of NTC-Illinois. All property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to NTC-Illinois shall be taken and deemed to be transferred to and vested in NTC-Delaware without further act. The title to any real estate, or any interest therein, vested in NTC-Illinois shall be taken and deemed to be transferred to NTC-Delaware and shall not revert or be in any way impaired by reason of the merger contemplated by this Plan and Agreement of Merger (the "MERGER").

         2.4 NTC-Delaware shall be responsible and liable for all the liabilities and obligations of NTC-Illinois.

         2.5 The aggregate amount of the net assets of NTC-Delaware and NTC-Illinois available for the payment of dividends or the purchase of treasury shares immediately prior to the Merger, to the extent that the value thereof is not transferred to paid-in capital by the issuance of shares of NTC-Delaware or otherwise, shall continue to be available for the payment of dividends or the purchase of treasury shares by NTC-Delaware.

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         SECTION 3.  CONVERSION OF SHARES.

         3.1 The manner and basis of converting the shares of NTC-Delaware and NTC-Illinois into shares or other securities or obligations of NTC-Delaware are as follows.

         3.2  The number of shares which NTC-Illinois has authority to issue is:

         (a) 21,817,198 shares of Common Stock, no par value, of which 134,000 shares are issued; and

         (b) 24,849,324 shares of Preferred Stock, no par value, of which 292,728 are designated Series A Convertible Preferred Stock, 1,309,772 are designated Series B Convertible Preferred Stock, 1,143,846 are designated Series C Convertible Preferred Stock, 1,143,846 are designated Series C-1 Convertible Preferred Stock, 6,729,566 are designated Series D Convertible Preferred Stock, 6,729,566 are designated Series D-1 Convertible Preferred Stock, 3,500,000 are designated Series E Convertible Preferred Stock, and 4,000,000 are designated Series F Convertible Preferred Stock.

         (c) Of the shares designated Series A Convertible Preferred Stock, 292,728 shares are issued. Of the shares designated Series B Convertible Preferred Stock, 1,309,772 shares are issued. Of the shares designated Series C Convertible Preferred Stock, 1,143,846 shares are issued. Of the shares designated Series C-1 Convertible Preferred Stock, no shares are issued. Of the shares designated Series D Convertible Preferred Stock, 6,729,566 shares are issued. Of the shares designated Series D-1 Convertible Preferred Stock, no shares are issued. Of the shares designated Series E Convertible Preferred Stock, 3,319,171 shares are issued. Of the shares designated Series F Convertible Preferred Stock, 1,292,036 are issued.

         3.3  The number of shares which NTC-Delaware has authority to issue is:

         (a) 25,000,000 shares of Common Stock, $0.01 par value, of which one share is issued; and

         (b) 17,000,000 shares of Preferred Stock, $0.01 par value, of which 292,728 are designated Series A Convertible Preferred Stock, 1,309,772 are designated Series B Convertible Preferred Stock, 1,143,846 are designated Series C Convertible Preferred Stock, 1,143,846 are designated Series C-1 Convertible Preferred Stock, 6,729,566 are designated Series D Convertible Preferred Stock, 6,729,566 are designated Series D-1 Convertible Preferred Stock, 3,500,000 are designated Series E Convertible Preferred Stock, and 4,000,000 are designated Series F Convertible Preferred Stock.

         (c) None of the shares of Preferred Stock of NTC-Delaware is issued.





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         3.4  Upon the issuance of a Certificate of Merger:

         (a) Each share of Common Stock of NTC-Illinois which is issued and outstanding on the effective date of the Merger shall be converted, by and upon the Merger and without any action on the part of the holder of such share, into
0.579 shares or portion of a share of fully paid and non-assessable Common Stock of NTC-Delaware, as described below. The rate at which such shares shall be converted is hereby designated as the "Conversion Rate". Prior to the effective date of the Merger, the Boards of Directors of NTC-Illinois and NTC-Delaware, or authorized committees thereof, shall, upon the advice of their investment bankers, fix the Conversion Rate such that the shares of Common Stock of the surviving corporation to be sold in the surviving corporation's initial public offering (the "OFFERING") may be issued in a price range necessary or appropriate to effect the Offering.

         (b) Each share of Series A Convertible Preferred Stock of NTC-Illinois which is issued and outstanding on the effective date of the Merger shall be converted, by and upon the Merger and without any action on the part of the holder of such share, into such number of shares or portion of a share of fully paid and non-assessable Series A Convertible Preferred Stock of NTC-Delaware as shall be determined by multiplying such share by the Conversion Rate.

         (c) Each share of Series B Convertible Preferred Stock of NTC-Illinois which is issued and outstanding on the effective date of the Merger shall be converted, by and upon the Merger and without any action on the part of the holder of such share, into such number of shares or portion of a share of fully paid and non-assessable Series B Convertible Preferred Stock of NTC-Delaware as shall be determined by multiplying such share by the Conversion Rate.

         (d) Each share of Series C Convertible Preferred Stock of NTC-Illinois which is issued and outstanding on the effective date of the Merger shall be converted, by and upon the Merger and without any action on the part of the holder of such share, into such number of shares or portion of a share of fully paid and non-assessable Series C Convertible Preferred Stock of NTC-Delaware as shall be determined by multiplying such share by the Conversion Rate.

         (e) Each share of Series D Convertible Preferred Stock of NTC-Illinois which is issued and outstanding on the effective date of the Merger shall be converted, by and upon the Merger and without any action on the part of the holder of such share, into such number of shares or portion of a share of fully paid and non-assessable Series D Convertible Preferred Stock of NTC-Delaware as shall be determined by multiplying such share by the Conversion Rate.

         (f) Each share of Series E Convertible Preferred Stock of NTC-Illinois which is issued and outstanding on the effective date of the Merger shall be converted, by and upon the Merger and without any action on the part of the holder of such share, into such number of shares or portion of a share of fully paid and non-assessable Series E Convertible Preferred Stock of NTC-Delaware as shall be determined by multiplying such share by the Conversion Rate.

         (g) Each share of Series F Convertible Preferred Stock of NTC-Illinois which is issued and outstanding on the effective date of the Merger shall be converted, by and upon the Merger and without any action on the part of the holder of such share, into such number of shares or





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portion of a share of fully paid and non-assessable Series F Convertible
Preferred Stock of NTC-Delaware as shall be determined by multiplying such share by the Conversion Rate.

         (h) The paid-in capital of NTC-Illinois shall be transferred to the paid-in capital of NTC-Delaware.

         (i) Certificates for the shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock of NTC-Delaware shall be issued to the holders of all of the outstanding Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock, respectively, as of the Merger date, in place and upon the surrender of previously issued stock certificates, on the aforesaid basis. Stock certificates of NTC-Illinois shall be surrendered to NTC-Delaware at its office located at 453 Commerce Street, Burr Ridge, Illinois 60521. However, upon the Merger becoming effective, the holders of the shares of NTC-Illinois outstanding immediately prior to the Merger shall thereupon cease to be holders of said shares and shall be and become holders of shares of NTC-Delaware upon the basis hereinabove specified, whether or not stock certificates representing the previously outstanding shares of NTC-Illinois are surrendered or stock certificates representing shares of NTC-Delaware are issued and delivered.
Upon the effective time of the Merger, the shares of NTC-Delaware outstanding immediately prior to the Merger shall be automatically cancelled and retired and shall cease to exist and no new shares shall be issued in lieu thereof.

         SECTION 4.  CERTIFICATE OF INCORPORATION.

         4.1 The Certificate of Incorporation of the surviving corporation shall be amended by the Merger by the deletion of Article 1 in its entirety and the insertion in lieu thereof of the following Article 1:

                               "ARTICLE 1.  NAME

              The name of the Corporation is NANOPHASE TECHNOLOGIES CORPORATION (the "CORPORATION")."

         4.2 As of the effective time of the Merger, the Certificate of Incorporation of NTC-Delaware, amended in accordance with Section 4.1 above, and the By-Laws of NTC-Delaware shall be the Certificate of Incorporation and the By-Laws of the surviving corporation.

         SECTION 5. TERMINATION. At any time prior to the filing of the Articles of Merger with respect to the Merger, the Merger may be terminated or abandoned by the Board of Directors of either NTC-Delaware or NTC-Illinois notwithstanding approval of the Merger by the shareholders of NTC-Illinois or the stockholders of NTC-Delaware, subject to the provisions of applicable law.





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         SECTION 6.  AMENDMENTS.  The Board of Directors of either NTC-Illinois or NTC-Delaware may amend this Plan and Agreement of Merger at any time prior to the filing of the Articles of Merger with respect to the Merger, provided that an amendment made subsequent to the adoption of this Plan and Agreement of Merger by the shareholders of NTC- Illinois and the stockholders of NTC-Delaware shall not, without the consent of such shareholders and stockholders, as appropriate, effect any change which could not be effected under applicable law without their consent.

         SECTION 7. ADOPTION. This Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by NTC-Illinois and NTC-Delaware in accordance with the laws under which each is, respectively, organized.


                               ***END OF TEXT***

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NANOPHASE TECHNOLOGIES CORPORATION                      Dated November 25, 1997
(AN ILLINOIS CORPORATION)



By       /S/ ROBERT CROSS                Attested by:   /S/ DENNIS NOWAK
         -------------------                            -------------------
         Robert Cross                                   Dennis Nowak
         President                                      Secretary


NANOPHASE TECHNOLOGIES CORPORATION OF DELAWARE          Dated November 25, 1997
(A DELAWARE CORPORATION)



By       /S/ ROBERT CROSS                Attested by:   /S/ DENNIS NOWAK
         -------------------                            -------------------
         Robert Cross                                   Dennis Nowak
         President                                      Secretary










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